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                                                                       EXHIBIT 4

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 AMENDMENT NUMBER ONE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

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        THIS AMENDMENT NUMBER ONE TO THE AMENDED AND RESTATED REGISTRATION
RIGHTS AGREEMENT (this "AMENDMENT") is made as of December 6, 2000, by and among World Commerce Online, Inc., a Delaware corporation (the "COMPANY"), Interprise Technology Partners, L.P., a Delaware limited partnership (the "INVESTOR"), Drax Holdings, LP ("DRAX"), Viscaya Investments, Inc. ("VISCAYA"), DC Investment Partners Exchange Fund ("DC"), Fred Drasner ("DRASNER") and Martin and Ruth Krall, and each other lender listed on the Schedule of Holders attached hereto as Exhibit A ("KRALL", and together with the Investor, Drax, Viscaya, DC and Drasner, the "LENDERS") and each other investor listed on the Schedule of Holders attached hereto as Exhibit A (together with the Lenders and the Investor, the "STOCKHOLDERS") and.

                                R E C I T A L S :

        A. The Company, the Investor and certain of the Stockholders are parties to an Amended and Restated Registration Rights Agreement, dated as of April 29, 2000 (the "EXISTING REGISTRATION RIGHTS AGREEMENT").

        B. The Company and the Lenders are parties to Subscription Agreements by which the Company has granted to each of the Lenders, and each of the Lenders has subscribed for, a warrant representing the right to purchase certain stock of the Company (the "WARRANT PURCHASE AGREEMENT"). In order to induce each Lender to enter into a Warrant Purchase Agreement, the Company agreed to provide the registration rights set forth in this Agreement.

        C. The Existing Registration Rights Agreement provides that it may be amended by the prior written consent of the Company and the holders of a majority of all Registrable Securities, with certain amendments also requiring the consent of the holders of a majority of all the Investor Registrable Securities and certain amendments requiring the consent of a majority of the holders of the i2 Registrable Securities.

        D. The Company, the Investor and the Lenders intend that this Amendment amend the Existing Registration Rights Agreement.

        E. Unless otherwise provided in this Amendment, capitalized terms used herein shall have the meanings set forth in Section 1 hereof, or if not defined therein, capitalized terms shall have the meanings set forth in the Existing Registration Rights Agreement.


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                                    AGREEMENT

The parties hereto agree as follows:

1.      DEFINITIONS.

        Section 8(h) of the Existing Registration Rights Agreement shall be and hereby is amended and restated as follows:

"(h)    The term "REGISTRABLE SECURITIES" means (i) any Common Stock issued or issuable pursuant to or upon conversion or recapitalization of (A) any Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, (B) that certain warrant granted to i2 on April 29, 2000 representing the right to purchase 1,250,000 shares of Common Stock or (C) that warrants granted to the Lenders representing the right to purchase certain shares of either Common Stock or Series D Preferred Stock, (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii), inclusive above, including, without limitation, any shares of Common Stock issued upon conversion of the Company's preferred stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion of any capital stock or upon exercise of any options or warrants or in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected."

2.      MISCELLANEOUS.

(a) NO OTHER CHANGES. All other provisions of the Existing Registration Rights Agreement remain in full force and effect.

(b) COUNTERPARTS; FACSIMILE TRANSMISSION. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment. Each party to this Amendment agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of each other party to this Amendment.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      WORLD COMMERCE ONLINE, INC.


                                      By:           /s/ Mark Patten
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                                             Name: Mark Patten
                                             Title: Chief Financial Officer

                                      INTERPRISE TECHNOLOGY PARTNERS, L.P.


                                      By:           /s/ David R. Parker
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                                             Name:  David R. Parker
                                             Title:  Managing Principal